Calculation of Filing Fee Tables
S-3
Zeo Energy Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A Common Stock	457(o)
		Equity	Preferred stock	457(o)
		Other	Purchase Contracts	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Depositary Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees to be Paid	2	Equity	Class A Common Stock	Other	3,340,000	$ 0.53	$ 1,770,200.00	0.0001381	$ 244.46
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 151,770,200.00		$ 20,959.46
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,959.46
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). There are being registered under this Registration Statement such indeterminate number of the Registrant's Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities, units, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate offering price not to exceed $150,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise, redemption or exchange of any other securities that provide for such conversion into, exercise for, redemption of or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, redemption or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of the Registrant's Class A Common Stock in connection with any stock dividend, stock split, stock distribution, recapitalization or other similar transactions effected without receipt of consideration that increase the number of outstanding shares of Class A Common Stock. The proposed offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

[2]	Represents 3,340,000 shares of Class A Common Stock issuable upon the conversion of a convertible promissory note in an aggregate principal amount of $1,670,000, which note was issued by the Registrant to White Lion Capital, LLC ("White Lion") on June 9, 2026 pursuant to a Note Purchase Agreement, dated June 9, 2026, by and between the Registrant and White Lion. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on The Nasdaq Stock Market LLC on August 19, 2026 ($0.53 per share), in accordance with Rule 457(c) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Class A Common Stock	36,685,155	$ 193,330,766.85	S-1	333-278769	05/31/2024
2	Equity	Class A Common Stock	9,931,851	$ 10,378,784.30	S-1	333-291120	01/30/2026
3	Equity	Class A Common Stock	10,713,607	$ 11,195,719.32	S-1	333-291120	01/30/2026
Prospectus Note
[1]	No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-1 (File No. 333-278769), which was declared effective on May 31, 2024 (the "2024 Registration Statement") because such securities are being transferred from the 2024 Registration pursuant to Rule 429(b) under the Securities Act. See "Explanatory Note" in this registration statement.

[2]	No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-1 (File No. 333-291120), which was declared effective on January 30, 2026 (the "2026 Registration Statement") because such securities are being transferred from the 2026 Registration pursuant to Rule 429(b) under the Securities Act. See "Explanatory Note" in this registration statement.

[3]	No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-1 (File No. 333-291120), which was declared effective on January 30, 2026 (the "2025 Registration Statement") because such securities are being transferred from the 2025 Registration pursuant to Rule 429(b) under the Securities Act. See "Explanatory Note" in this registration statement.